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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

  The registrant is IOS Capital, Inc., a Delaware corporation, whose parent is IKON Office Solutions, Inc. The following sets forth information with respect to IOS Capital, Inc.'s subsidiaries as of December 18, 1998.

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
                                                                 STATE OR OTHER
                                                                JURISDICTION OF
                                            % VOTING SECURITIES INCORPORATION OR
SUBSIDIARY                                    OWNED (BY WHOM)     ORGANIZATION
----------                                  ------------------- ----------------
IKON Funding, Inc..........................  100% IOS Capital       Delaware
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